UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2013

COOPER TIRE & RUBBER COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-04329	34-4297750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Lima Avenue, Findlay, Ohio	45840
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 423-1321

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filling is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d.2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e.4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the special meeting of stockholders of Cooper Tire & Rubber Company (the “Company”) held on September 30, 2013, stockholders approved (i) the proposal to adopt the Agreement and Plan of Merger, dated as of June 12, 2013, by and among Apollo (Mauritius) Holdings Pvt. Ltd., Apollo Tyres B.V., Apollo Acquisition Corp. and the Company, and (ii) the proposal to approve, on a non-binding advisory basis, the compensation to be paid to the Company’s named executive officers that is based on or otherwise relates to the merger.

On August 30, 2013, the record date for stockholders entitled to notice of, and to vote at, the special meeting, 65,276,214 common shares of the Company were issued and outstanding. The holders of 50,964,631 common shares of the Company were present at the special meeting, either in person or represented by proxy, constituting a quorum. Set forth below are the final voting results for each of the proposals.

Proposal 1. Adoption of the Agreement and Plan of Merger.

For	Against	Abstain	Broker Non-Votes
48,879,964	1,935,087	149,580	—

Proposal 2. Approval, on a non-binding advisory basis, of the compensation to be paid to the Company’s named executive officers that is based on or otherwise relates to the merger.

For	Against	Abstain	Broker Non-Votes
47,026,906	3,380,082	557,643	—

Since there were sufficient votes represented at the special meeting to adopt the merger agreement, the proposal to adjourn the special meeting to permit further solicitation of proxies to adopt the merger agreement was moot and therefore not presented or voted on.

Item 8.01. Other Events.

On September 30, 2013, the Company issued a press release announcing stockholder adoption of the Agreement and Plan of Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release issued by the Company, dated September 30, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPER TIRE & RUBBER COMPANY

By:	/s/ Jack Jay McCracken
Name: Jack Jay McCracken
Title: Assistant Secretary

Date: September 30, 2013

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by the Company, dated September 30, 2013